UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 6, 2015

Papa John’s International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John’s Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 261-7272

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 6, 2015, John H. Schnatter, Founder, Chairman, President and Chief Executive Officer of Papa John’s International, Inc. (the “Company”), and the beneficial owner of approximately 27.6% of the Company’s outstanding common stock, adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The stock trading plan was adopted in a scheduled open window period under the Company’s insider trading policy.  The plan provides for the sale of up to 500,000 shares of common stock.  On a pro forma basis as of the date of this filing, assuming all shares of common stock covered under the trading plan had been sold under the plan, Mr. Schnatter would continue to hold as of such date approximately 26.4% of the Company’s outstanding common stock.

Transactions under the 10b5-1 plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: March 12, 2015	/s/ Lance F. Tucker
Lance F. Tucker Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer